UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2021 (April 21, 2021)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 2, 2021, On Track Innovations Ltd., or the Company, reported that on March 29, 2021 it entered into an agreement, or the Sale Agreement, for the sale of 100% of the issued and outstanding share capital of the Company’s wholly owned Polish subsidiary, ASEC S.A., or ASEC, with Vector Software SP. Z O.O., or the Buyer. ASEC is headquartered in Krakow, Poland and has been conducting the Company’s Mass Transit Ticketing business in Poland.  The consideration for the sale of ASEC was agreed to equal $3,000,000, of which approximately $2,100,000 were to be used to repay Polish bank loans, as mentioned in the Sale Agreement, and was expected to further be reduced by minor working capital adjustments. The transactions under the Sale Agreement closed on April 21, 2021 and as part of the closing the Company agreed to reduce the consideration by approximately $300,000 due to working capital adjustments.

As noted in Note 1 to the Company's 2020 consolidated financial statements included in its Annual Report on Form 10-K filed on March 31, 2021, the Company has determined that the sale of the Mass Transit Ticketing business qualifies as held for sale and as a discontinued operation as of December 31, 2020. Accordingly, the results and the cash flows of this operation for all reporting periods are presented in the statements of operations and in the statements of cash flows, respectively, as discontinued operations separately from continuing operations.

As a result, the Company has already included the results of this discontinued operation in the statement of operations for the years ended December 31, 2020 and 2019.

The pro forma adjustments to the December 31, 2020 balance sheet included in Exhibit 99.1 relate to the disposition as if the transaction occurred as December 31, 2020 that reflects the $600,000 net cash received for the disposition after repayment of Polish bank loans (that are part of Liabilities from discontinued operations - held for sale as of December 31, 2020) in the amount of approximately $2,100,000.

The foregoing description of the Sale Agreement is qualified by reference to the full text of the Sale Agreement, a copy of which was filed as Exhibit 10.1, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma financial information and accompanying notes are filed herewith as Exhibit 99.1:

●	Pro forma condensed consolidated balance sheet as of December 31, 2020

●	Statements of operations for the years ended December 31, 2020 and 2019

The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the disposition been completed as of the dates presented, and should not be taken as representation of the Company’s future consolidated results of operations or financial condition. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable under the circumstances.

(d) Exhibits

99.1	Pro Forma Financial Information relating to the Sale Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: April 27, 2021	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

2